UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2018, the Board of Directors (the “Board”) of Natus Medical Incorporated (“Natus”) adopted amendments to Natus' Amended and Restated Bylaws (the “Bylaws”) to implement proxy access. As amended, the Bylaws include a new Section 2.13 permitting a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of Natus shares that constitutes at least 3% of Natus' outstanding shares, to nominate and include in Natus' proxy materials director nominees constituting up to the greater of two individuals or 20% (rounded down to the nearest whole number) of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The amended Bylaws also reflect certain conforming changes in Sections 2.3 and 3.2.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Natus Medical Incorporated

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: December 7, 2018	By:	/s/ B. Drew Davies
B. Drew Davies
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Natus Medical Incorporated